                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC   20549



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):   January 6, 1997


                    CANTERBURY CORPORATE SERVICES, INC.
           (Exact name of registrant as specified in its charter)



  Pennsylvania                    0-1558                23-2170505
(State or other                 (Commission            (IRS Employer
jurisdiction                    File Number)         Identification No.)
of incorporation)



                             1600 Medford Plaza
                          Route 70 & Hartford Road
                         Medford, New Jersey 08055
                  (Address of Principal Executive Offices)

               Registrant's telephone number:  (609) 953-0044


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                                 FORM 8-K


ITEM 5.   OTHER EVENTS

          On January 6, 1997, the Registrant filed an Order To Show Cause, Verified Complaint and Affidavit of Stanton M. Pikus, President of Canterbury Corporate Services, Inc. against The Chase Manhattan Bank in the Superior Court of New Jersey under Docket No. BUL-L-00042-97 for breach of the Term Loan and Revolving Loan Agreements. Among other allegations contained in the Complaint, Canterbury is suing Chase for Chase's failure to consent to Canterbury's sale on November 30, 1996 of it's Landscape Maintenance Services, Inc. subsidiary. Canterbury claims that Chase granted its consent, or in the alternative should have granted its consent because it should not have been unreasonably withheld. Because of the potential damages Chase's failure to consent will cause Canterbury, Canterbury is withholding all financial payments to Chase on the Term Loan and Revolving Loan totaling approximately 6.3 million dollars. Chase in turn has notified Canterbury that it believes that Canterbury is in default for not making these payments and has accelerated the obligations.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CANTERBURY CORPORATE SERVICES, INC.


                              BY:  /s/STANTON M. PIKUS
                                   ------------------------------
                                   STANTON M. PIKUS, President

Dated:  January 14, 1997